UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2024, 89bio, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Item 2.02 and the Press Release attached hereto as Exhibit 99.1, insofar as they disclose information regarding the Company’s results of operations and financial condition for the quarter ended June 30, 2024, are being furnished to the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 30, 2024, the board of directors (the “Board”) of the Company appointed Charles McWherter, Ph.D. as a member of the Board. Dr. McWherter will serve as a Class I Director until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately. The Board has not yet appointed Dr. McWherter to serve on a committee.

Dr. McWherter, age 69, served as the President of Research and Development and Chief Scientific Officer of CymaBay Therapeutics (“CymaBay”) (formerly, Nasdaq: CBAY), a clinical-stage biopharmaceutical company, from November 2022 until it was acquired by Gilead Sciences, Inc. (Nasdaq: GILD) in March 2024. He previously served as Chief Scientific Officer of CymaBay from 2013 until November 2022, and as Senior Vice President, Research and Preclinical Development from 2007 to 2013. From 2003 to 2007, Dr. McWherter served as Vice President and head of the cardiovascular therapeutics areas of Pfizer Inc., a biopharmaceutical company (“Pfizer”). From 2001 to 2003, he served as Vice President of Drug Discovery at Sugen, Inc., a biopharmaceutical company acquired by Pfizer. Before joining Sugen, Inc., Dr. McWherter worked at Pharmacia Cop., a pharmaceutical and biotechnological company, and its predecessor companies, G.D. Searle & Co. and Monsanto Co. He previously served as Chairman of the Board of Directors of the Greater St. Louis Division of the American Heart Association and as an adjunct assistant professor of molecular biology and pharmacology at the Washington University School of Medicine. Dr. McWherter obtained his Ph.D. from Cornell University.

Dr. McWherter will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2024. Dr. McWherter has entered into the Company’s standard form of indemnification agreement, a form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1 filed on October 11, 2019.

There are no arrangements or understandings between Dr. McWherter and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. McWherter and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Committee Appointment

As previously disclosed in the Company’s Form 8-K filed on April 17, 2024, Martin Babler was appointed as a member of the Board. The Board has appointed Mr. Babler to serve on the Audit Committee, effective August 2, 2024.

Item 7.01	Regulation FD Disclosure.

On August 5, 2024, the Company issued a press release announcing Dr. McWherter’s appointment. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 5, 2024

99.2	Press Release, dated August 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: August 5, 2024	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer